As filed with the Securities and Exchange Commission on May 20, 2020

Registration Nos. 333-125361, 333-192101, 333-228307

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_________________________________

Saga Communications, Inc.

(Exact name of registrant as specified in its charter)

Florida	38-3042953
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Saga Communications, Inc.

73 Kercheval Avenue

Grosse Pointe Farms, Michigan 48236

(313) 886-7070

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_________________________________

Second Amended and Restated

Saga Communications, Inc. 2005 Incentive Compensation Plan, as amended

(Full title of the plan)

Samuel D. Bush

Senior Vice President and Chief Financial Officer

Saga Communications, Inc.

73 Kercheval Avenue

Grosse Pointe Farms, MI 48236

(313) 886-7070

(Name, address, including zip code, and telephone number, including area code, of agent for service)

copies to:

David C. Stone, Esq.

Bodman PLC

1901 St. Antione Street

6th Floor at Ford Field

Detroit, MI 48226

(313) 259-7777

_________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

_________________________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Class A Common Stock	N/A	N/A	N/A	N/A
Class B Common Stock	N/A	N/A	N/A	N/A

(1)	The Registrant is not registering additional securities. Registration fees were originally paid by the Registrant’s predecessor-in-interest upon filing of the original registration statements on Form S-8 (File Nos. 333-125361, 333-192101, 333-228307). Consequently, no additional registration fees are required with respect to the filing of this Post-Effective Amendment No. 1.

This Post-Effective Amendment No. 1 shall become effective upon filing in accordance with Rule 462 under the Securities Act.

EXPLANATORY NOTE

Effective May 20, 2020, following approval by the requisite vote of stockholders at the Company’s Annual Meeting of Stockholders, Saga Communications, Inc. changed its state of incorporation from Delaware to Florida (the “Reincorporation”). The Reincorporation was effectuated by merging Saga Communications, Inc., a Delaware corporation (“Saga Delaware”) with and into Saga Communications Reincorporation, Inc., a Florida corporation and wholly-owned subsidiary of Saga Delaware (“Saga Florida,” the “Company” or the “Registrant”), established for such purpose, with the Company as the surviving entity under the name “Saga Communications, Inc.” The Company is deemed the successor issuer to Saga Delaware under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In connection with the Reincorporation, each outstanding share of common stock of Saga Delaware was automatically converted into one share of common stock of the Registrant.

The Company, as the successor issuer of Saga Delaware, is filing this Post-Effective Amendment No. 1 to registration statements on Form S-8, File Nos. 333-125361, 333-192101, 333-228307 (the “Registration Statements”), pursuant to Rule 414 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), solely to update the Registration Statements as a result of the Reincorporation.

In connection with the Reincorporation, the Company assumed the Second Amended and Restated Saga Communications, Inc. 2005 Incentive Compensation Plan, as amended (the “Plan”) and all outstanding options and equity awards under the Plan. At the effective time of the Reincorporation, each outstanding option to purchase shares of Saga Delaware common stock and equity awards were converted into an option to purchase the same number of shares and equity awards of the Registrant’s common stock, with no changes in the exercise price or other terms and conditions of such options and awards.

In accordance with Rule 414 of the Securities Act, except as modified by this Post-Effective Amendment No. 1, the Company, as successor issuer to Saga Delaware, expressly adopts the Registration Statements as its own registration statements for all purposes of the Securities Act and the Exchange Act, as updated by subsequent filings under the Exchange Act. The applicable registration fees were paid at the time of the original filings of the Registration Statements.

Part II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019 filed on March 13, 2020;

(b)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above (other than portions of these documents not deemed to be filed);

(c)	The descriptions of the Registrant’s Common Stock which are contained in the Registrant’s registration statements filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act which also is incorporated, or is deemed to be incorporated, herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Names Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is a Florida corporation. The Florida Business Corporation Act, as amended (the “FBCA”), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the FBCA provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceedings, including any appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the FBCA provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the FBCA further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of the action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the FBCA or the corporation’s articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Article 7 of our bylaws provides that we shall indemnify and hold harmless each person who at any time is, or shall have been, a director or officer of the Company to the full extent permitted under, and in accordance with the procedures and limitations set forth in, the FBCA, as the same exists and may subsequently be amended.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following documents are attached hereto or incorporated herein by reference as exhibits to this Registration Statement:

Exhibit Number	Description of Document

4.1	Articles of Incorporation of Saga Communications, Inc., a Florida corporation, filed as an Exhibit 3.1 to the Registrant’s Form 8-K dated May 20, 2020, as filed with the Commission on May 20, 2020 and incorporated herein by reference.

4.2	Bylaws of Saga Communications, Inc., a Florida corporation, filed as Exhibit 3.2 to the Registrant’s Form 8-K dated May 20, 2020, as filed with the Commission on May 20, 2020 and incorporated herein by reference.

5.1	Opinion of Bodman PLC*

23.1	Consent of UHY LLP*

23.2	Consent of Bodman PLC (contained in Exhibit 5.1)*

24.1	Power of Attorney (contained on signature page).*

*Filed herewith

Item 9. Undertakings.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grosse Pointe Farms, State of Michigan, on this 20th day of May, 2020.

SAGA COMMUNICATIONS, INC.

By:	/s/ Samuel D. Bush
Samuel D. Bush
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on May 20, 2020, by the following persons in the capacities indicated below. By so signing, each of the undersigned, in his capacity as a director or officer, or both, as the case may be, of the Registrant, does hereby appoint Samuel D. Bush, Marcia Lobaito and Catherine A. Bobinski, and each of them severally, his or her true and lawful attorney-in-fact and agent to execute in his or her name, place and stead, in his or her capacity as a director or officer, or both, as the case may be, of the Registrant, any and all amendments to this Registration Statement and post-effective amendments thereto (including prospectus supplements) and all instruments necessary or incidental in connection therewith, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. Each said attorney-in-fact and agent shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and for all intents and purposes, as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving all that said attorney-in-fact and agent, or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

/s/ Edward K. Christian	/s/ Roy F. Coppedge
Edward K. Christian	Roy F. Coppedge
President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	Director

/s/ Samuel D. Bush	/s/ Timothy J. Clarke
Samuel D. Bush	Timothy J. Clarke
Senior Vice President and Chief Financial Officer (Principal Financial Officer)	Director

/s/ Catherine A. Bobinski	/s/ Gary Stevens
Catherine A. Bobinski	Gary Stevens
Senior Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	Director

/s/ Clarke R. Brown, Jr.	/s/ G. Dean Pearce
Clarke R. Brown, Jr.	G. Dean Pearce
Director	Director

/s/ Warren S. Lada
Warren S. Lada
Director

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Articles of Incorporation of Saga Communications, Inc., a Florida corporation, filed as an Exhibit 3.1 to the Registrant’s Form 8-K dated May 20, 2020, as filed with the Commission on May 20, 2020 and incorporated herein by reference.

4.2	Bylaws of Saga Communications, Inc., a Florida corporation, filed as Exhibit 3.2 to the Registrant’s Form 8-K dated May 20, 2020, as filed with the Commission on May 20, 2020 and incorporated herein by reference.

5.1	Opinion of Bodman PLC*

23.1	Consent of UHY LLP*

23.2	Consent of Bodman PLC (contained in Exhibit 5.1)*

24.1	Power of Attorney (contained on signature page).*

*Filed herewith